UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of earliest event reported): November 7, 2019

 Commission File Number 0-17071
FIRST MERCHANTS CORPORATION
(Exact name of registrant as specified in its charter)

Indiana	35-1544218
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

200 East Jackson Street
P.O. Box 792
Muncie, IN 47305-2814
(Address of principal executive offices, including zip code)

(765) 747-1500
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Title of Each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.125 state value per share	FRME	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(d)    On November 7, 2019, the Board of Directors of First Merchants Corporation (the “Corporation”) increased the size of its Board of Directors from twelve (12) to thirteen (13) members with the additional vacancy added in Class III. The Board appointed Harold Doug Chaffin to fill the vacancy. Mr. Chaffin’s initial term will continue until the 2020 Annual Meeting of the Shareholders, at which time he will be considered for election for a one (1) year term. For his service as a Director, Mr. Chaffin will be entitled to receive his pro rata portion of the standard director annual retainer and will be a participant in the Corporation’s Equity Compensation Plan for Non-Employee Directors. Other than being eligible to receive such director compensation, Mr. Chaffin did not enter into any material plan, contract, or arrangement in connection with his appointment as a Director. Mr. Chaffin is not a party to any transaction with the Corporation that would require disclosure under Item 404(a) of Securities and Exchange Commission Regulation S-K. The Board Committee or Committees on which Mr. Chaffin will serve have not yet been identified. A copy of the Corporation’s press release, dated November 7, 2019, announcing the appointment of Mr. Chaffin is attached hereto as Exhibit 99.1.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(a) Not applicable.

(b) Not applicable.

(c) Not applicable.

(d) Exhibits.

Exhibit 99.1	Press Release dated November 7, 2019 issued by First Merchants Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DATE: November 7, 2019

FIRST MERCHANTS CORPORATION

By: /s/ Mark K. Hardwick
Mark K. Hardwick
Executive Vice President,
Chief Financial Officer and Chief Operating Officer
(Principal Financial and Accounting Officer)